Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned directors of Ohio Valley Banc Corp. (the “Company”) hereby constitutes and appoints James M. Gasior and David J. Lucido, or either of them, as his or her true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in his or her name and on his or her behalf, in his or her capacity as a director of the Company and to execute any and all instruments for him or her and in his or her name as a director of the Company, which said attorneys or agents, or either of them, may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the filing of a Registration Statement on Form S-3 with respect to the Company’s dividend reinvestment plan, including specifically, but without limitation, power and authority to sign for him or her as a director of the Company, the previously mentioned Registration Statement, any and all amendments (including post-effective amendments) to the Registration Statement and any and all registration statements relating to the same offering filed pursuant to the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all documents in connection therewith, including requests to accelerate the effectiveness of each registration statement, if applicable, with the Securities and Exchange Commission; and he or she hereby ratifies and confirms all that the said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue hereof.

Name and Signature	Title	Date

/s/ Timothy K. Woofter	Director	November 20, 2012
Timothy K. Woofter

/s/ Jerry A. Carleton	Director	November 20, 2012
Jerry A. Carleton

/s/ Timothy Carney	Director	November 20, 2012
Timothy Carney

/s/ David C. Cole	Director	November 20, 2012
David C. Cole

/s/ George E. Gessner	Director	November 20, 2012
George E. Gessner

/s/ James E. Hoffman, III	Director	November 20, 2012
James E. Hoffman, III

/s/ Neil J. Kaback	Director	November 20, 2012
Neil J. Kaback

/s/ Richard B. Thompson	Director	November 20, 2012
Richard B. Thompson